Exhibit 99.1

John Tate to Become COO of Restoration Hardware, Inc.

Corte Madera, Calif., August 17, 2004—Restoration Hardware, Inc. (Nasdaq: RSTO) today announced that John W. Tate has accepted an offer of employment with the Company as its new Chief Operating Officer and Executive Vice President.  Mr. Tate was formerly a member of the Board of Directors of the Company and the head of the Company’s Audit Committee, which positions he resigned immediately prior to his acceptance of employment with the Company.

Mr. Tate joins the management team of the Company from Krispy Kreme Doughnuts, Inc., a vertically integrated retailer of donuts and coffee, where he served as its Chief Operating Officer. In an earlier role at Krispy Kreme, Mr. Tate served as Chief Financial Officer and President of Krispy Kreme Manufacturing and Distribution from October 2000 to January 2002. Prior to joining Krispy Kreme, Mr. Tate served in a variety of financial and general management positions in various consumer products and services companies, including as Chief Financial Officer for Williams-Sonoma, Inc. and Dole Food Company, Inc., as well as various positions of responsibilities with Ryder Systems Inc., PepsiCo, and Sara Lee.

Gary Friedman, President and Chief Executive Officer of the Company, commented, “We are excited to have an operating executive of John’s caliber joining the Restoration Hardware management team. I have been fortunate to work with John over the last several years, both as a contributing member of our Board and during the period when we were both members of the management team at Williams-Sonoma. John’s broad operating and financial experience, as well as very specific knowledge of Restoration Hardware and our multi-channel retail operation, enable John to join the management team here and make immediate significant contributions to the Company as well as position us for profitable future growth.”

Mr. Friedman continued, “As previously announced, we initiated a search for a leader of our supply chain, distribution and logistics activities. We intend to continue our search for an executive to head this important function that will report to John in his role as Chief Operating Officer.”

About Restoration Hardware, Inc.:

Restoration Hardware, Inc. is a specialty retailer of high quality home furnishings, bath fixtures and bath ware, functional and decorative hardware and related merchandise that reflects the Company’s classic and authentic American point of view.  Restoration Hardware, Inc. sells its merchandise offering through its retail stores, catalog (800-762-1005) and on-line at www.restorationhardware.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements that involve known and unknown risks.  Such forward-looking statements include, without limitation, statements concerning or relating to implications of the Company’s retention of John W. Tate as the Company’s new Chief Operating Officer and Executive Vice President, statements regarding the Company’s intentions and expectations, and other statements of management’s opinion.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, including financial results, market performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that could cause such differences include, but are not limited to, the actual impact of Mr. Tate on the Company’s management, customer reactions to the Company’s current and anticipated merchandising and marketing programs and strategies, timely introduction and customer acceptance of the Company’s merchandise, continued positive customer reaction to the Company’s catalog and Internet offerings, revised product mix, prototype stores and core businesses, timely and effective sourcing of the Company’s merchandise from its foreign and domestic vendors and delivery of merchandise through its supply chain to its stores and customers, effective inventory and catalog management, changes in investor perceptions of the Company, fluctuations in comparable store sales, limitations resulting from restrictive covenants in the Company’s credit facility, changes in economic or business conditions in general, changes in political conditions in the United States and abroad in general, changes in product supply, changes in the competitive environment in which the Company operates, changes in the Company’s management information needs, changes in customer needs and expectations, governmental actions and other factors detailed in the Company’s filings with the Securities and Exchange Commission, including its recent filings on Forms 10-K, 10-Q and 8-K, including, but not limited to, those described in the Company’s Form 10-Q for the quarter ended May 1, 2004 in Part I, Item 2 thereof (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”) under the captions “Revenue,” “Critical Accounting Policies,” “Liquidity and Capital Resources” and “Factors that May Affect our Future Operating Results.”  The Company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Contact:

Restoration Hardware, Inc.

Patricia McKay

Executive Vice President and Chief Financial Officer

(415) 924-1005

(415) 927-7264 Fax